Exhibit 99.1

Diamond Hill Announces Early Termination of Hart-Scott Rodino Act Waiting Period

Transaction with First Eagle Is Expected to Close in the Second Quarter of 2026

COLUMBUS, OH and NEW YORK, NY, February 17 2026 – Diamond Hill Investment Group, Inc. (NASDAQ:DHIL) (“Diamond Hill” or the “Company”), an investment management firm known for its valuation-driven principles, long-term perspective, capacity discipline and client alignment, today announced that on February 10, 2026, the Federal Trade Commission granted early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the “HSR Act”), in connection with First Eagle’s pending acquisition of Diamond Hill.

The early termination of the waiting period under the HSR Act satisfies one of the conditions to the closing of the transaction. The transaction is expected to close in the second quarter of 2026, subject to customary closing conditions, including approval by Diamond Hill’s shareholders and receipt of the requisite client consents based on revenue run-rate.

Advisors

Broadhaven Capital Partners is serving as financial advisor, Davis Polk & Wardwell LLP and Vorys, Sater, Seymour & Pease LLP are serving as legal advisors, and FGS Global is serving as strategic communications advisor to Diamond Hill in connection with the transaction. UBS Investment Bank is serving as financial advisor and Willkie Farr & Gallagher LLP is serving as legal advisor to First Eagle in connection with the transaction.

About First Eagle Investments

First Eagle is an independent, privately owned investment management firm headquartered in New York, with approximately $181 billion in AUM as of December 31, 2025. First Eagle focuses on active, fundamental, and benchmark-agnostic investing across equity, fixed income, alternative credit, and multi-asset strategies, with a strong emphasis on downside mitigation. Upon completion of the Merger, the Company is expected to continue to operate as a wholly-owned subsidiary of First Eagle.

About Diamond Hill Investment Group

Diamond Hill invests on behalf of clients through a shared commitment to its valuation-driven investment principles, long-term perspective, capacity discipline and client alignment. An independent active asset manager with significant employee ownership, Diamond Hill's investment strategies include differentiated U.S. and international equity, alternative long-short equity and fixed income. As of December 31, 2025, Diamond Hill's assets under management and assets under advisement totaled $31.0 billion. For more information visit www.diamond-hill.com.

Forward-Looking Statements

This communication, the documents incorporated herein by reference and statements, whether oral or written, made from time to time by representatives of the Company, may contain or incorporate “forward-looking statements” within the meaning of federal securities laws. Forward-looking statements include, but are not limited to, statements regarding anticipated operating results, prospects and levels of assets under management, technological developments, economic trends (including interest rates and market volatility), expected transactions and similar matters. These forward-looking statements may include, without limitation, any statements preceded by, followed by or including words such as “may,” “could,” “can have,” “believe,” “expect,” “aim,” “anticipate,” “target,” “goal,” “project,” “assume,” “budget,” “potential,” “estimate,” “guidance,” “forecast,” “outlook,” “would,” “will,” “continue,” “likely,” “should,” “hope,” “seek,” “plan,” “intend,” and variations of such words and similar expressions. Similarly, descriptions of the Company’s objectives, strategies, plans, goals, or targets are also forward-looking statements. Such forward-looking statements include but are not limited to statements about the proposed Merger, including the expected timetable for completing the Merger and statements that are not historical facts.

Forward-looking statements are based on the Company’s expectations at the time such statements are made, speak only as of the dates they are made and are susceptible to a number of risks, uncertainties and other factors. While the Company believes that the assumptions underlying its forward-looking statements are reasonable, investors are cautioned that any of the assumptions could prove to be inaccurate and, accordingly, the Company's actual results and experiences may differ materially from the anticipated results or other expectations expressed in its forward-looking statements. Factors that may cause the Company’s actual results or experiences to differ materially from results discussed in forward-looking statements include, but are not limited to the factors discussed in the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, and Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2025, June 30, 2025 and September 30, 2025, each as filed with the Securities and Exchange Commission (“SEC”), and any factors discussed in the section entitled “Risk Factors” in any of our subsequently filed SEC filings, and the following: (i) the occurrence of any event, change, or other circumstance that could give rise to the right of one or both of the parties to terminate the definitive transaction agreement between the Company and Purchaser, including in circumstances requiring the Company to pay a termination fee; (ii) potential litigation relating to the Merger that could be instituted against the parties to the definitive transaction agreement or their respective directors or officers, including the effects of any outcomes related thereto; (iii) the possibility that the Merger does not close when expected or at all because required regulatory, shareholder, or other approvals and other conditions to closing are not received or satisfied on a timely basis or at all; (iv) reputational risk and potential adverse reactions of clients, employees or other business partners and the businesses generally, including those resulting from the announcement of the Merger, including any resulting reduction in the Company’s AUM or AUA and the withdrawal, renegotiation or termination of any investment advisory agreements; (v) the risk that any announcements relating to the Merger could have adverse effects on the market price of the Company Common Shares; (vi) significant transaction costs associated with the Merger; and (vii) the diversion of management’s attention and time from ongoing business operations and opportunities on Merger-related matters.

Forward-looking statements attributable to the Company or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above and in the Company’s other public documents on file with the SEC. New risks and uncertainties arise from time to time, and factors that the Company currently deems immaterial may become material, and it is impossible for the Company to predict these events or how they may affect it. The Company undertakes no obligation to update any forward-looking statements after the date they are made, whether as a result of new information, future events, changes in its expectations or developments or otherwise, except as required by law, although it may do so from time to time. The Company does not endorse any projections regarding future performance that may be made by third parties.

Additional Information and Where to Find It

This communication does not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities. This communication relates to the Merger. In connection with the Merger, on January 28, 2026, the Company filed with the SEC a definitive proxy statement on Schedule 14A relating to a special meeting of its shareholders (the “Proxy Statement”). This communication is not a substitute for the Proxy Statement or any other document that the Company may file with the SEC and send to its shareholders in connection with the Merger. The Merger will be submitted to the Company’s shareholders for their consideration. Before making any voting decision, the Company’s shareholders are urged to read all relevant documents filed or to be filed with the SEC, including the Proxy Statement, as well as any amendments or supplements to those documents, when they become available, because they will contain important information about the Company and the Merger.

The Company’s shareholders may obtain a free copy of the Proxy Statement, as well as other filings containing information about the Company, free of charge, at the SEC’s website (www.sec.gov). Copies of the Proxy Statement and other documents filed by the Company with the SEC may be obtained, without charge, by contacting the Company through its website at www.diamond-hill.com.

Participants in the Solicitation

The Company, its directors, executive officers and other persons related to the Company may be deemed to be participants in the solicitation of proxies from the Company’s shareholders in connection with the Merger. Information about the directors and executive officers of the Company and their ownership of Company Common Shares is set forth in the section entitled “Executive Officer Stock Ownership and Retention Guidelines” in the Company’s proxy statement for its 2025 annual meeting of shareholders, which was filed with the SEC on March 14, 2025 (and which is available at https://www.sec.gov/ix?doc=/Archives/edgar/data/0000909108/000090910825000014/dhil-20250311.htm). To the extent that holdings of the Company’s securities by its directors or executive officers have changed since the amounts printed in the Company’s proxy statement, such changes have been or will be reflected on Initial Statements of Beneficial Ownership of Securities on Form 3 and Statements of Changes in Beneficial Ownership on Form 4 filed with the SEC. Additional information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be included in the Proxy Statement and other relevant materials to be filed with the SEC in connection with the Merger when they become available. Free copies of these documents may be obtained as described in the preceding paragraph.